EXCLUSIVE PLACEMENT AGENT AGREEMENT


                                                            ______________, 1996


Signature Broker-Dealer Services, Inc.
6 St. James Avenue
9th Floor
Boston, MA  02116

Ladies and Gentlemen:

          This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, Emerging Growth Portfolio (the "Portfolio"), an open-end, non-diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), organized as a New York trust, has agreed that Signature Broker-Dealer Services, Inc. ("SBDS") shall be the exclusive placement agent (the "Exclusive Placement Agent") of interests of the Portfolio ("Portfolio Interests").

          1. Services as Exclusive Placement.

          1.1 SBDS will act as Exclusive Placement Agent of the Portfolio Interests covered by the registration statement then in effect under the 1940 Act. In acting as Exclusive Placement Agent under this Exclusive Placement Agent Agreement, neither SBDS nor its employees or any agents thereof shall make any offer or sale of Portfolio Interests in a manner which would require the Interests to be registered under the Securities Act of 1933, as amended (the "1933 Act").

          1.2 All activities by SBDS and its agents and employees as Exclusive Placement Agent of Portfolio Interests shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations adopted pursuant to the 1940 Act by the Securities and Exchange Commission (the "Commission").

          1.3 Nothing herein shall be construed to require the Portfolio to accept any offer to purchase any Portfolio Interests, all of which shall be subject to approval by the Portfolio's Board of Trustees.

          1.4 The Portfolio shall furnish from time to time for use in connection with the sale of Portfolio Interests such information with respect to the Portfolio and Portfolio Interests as SBDS may reasonably request. The Portfolio shall also furnish SBDS upon request with: (a) unaudited semiannual statements of the Portfolio's books and accounts prepared by the Portfolio, and
(b) from time to time such additional information regarding the Portfolio's financial or regulatory condition as SBDS may reasonably request.


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          1.5 The Portfolio represents to SBDS that all registration statements filed by the Portfolio with the Commission under the 1940 Act with respect to Portfolio Interests have been prepared in conformity with the requirements of such statute and the rules and regulations of the Commission thereunder. As used in this Agreement the term "registration statement" shall mean any registration statement filed with the Commission, as modified by any amendments thereto that at any time shall have been filed with the Commission by or on behalf of the Portfolio. The Portfolio represents and warrants to SBDS that any registration statement will contain all statements required to be stated therein in conformity with both such statute and the rules and regulations of the Commission; that all statements of fact contained in any registration statement will be true and correct in all material respects at the time of filing of such registration statement or amendment thereto; and that no registration statement will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Portfolio Interests. The Portfolio may but shall not be obligated to propose from time to time such amendment to any registration statement as in the light of future developments may, in the opinion of the Portfolio's counsel, be necessary or advisable. If the Portfolio shall not propose such amendment and/or supplement within fifteen days after receipt by the Portfolio of a written request from SBDS to do so, SBDS may, at its option, terminate this Agreement. The Portfolio shall not file any amendment to any registration statement without giving SBDS reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Portfolio's right to file at any time such amendment to any registration statement as the Portfolio may deem advisable, such right being in all respects absolute and unconditional.

          1.6 The Portfolio agrees to indemnify, defend and hold SBDS, its several officers and directors, and any person who controls SBDS within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities and Exchange Act of 1934 (the "1934 Act") (for purposes of this paragraph 1.6, collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, otherwise, arising out of or based on any untrue statement of a material fact contained in any registration statement, private placement memorandum or other offering material ("Offering Material") or arising out of or based on any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading; provided, however, that the Portfolio's agreement to


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indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Portfolio by SBDS in its capacity as Exclusive Placement Agent for use in the answers to any items of any registration statement or in any statements made in any Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Portfolio's agreement to indemnify SBDS and the Portfolio's representations and warranties hereinbefore set forth in paragraph 1.5 shall not be deemed to cover any liability to the Portfolio or its investors to which a Covered Person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. The Portfolio should be notified of any action brought against a Covered Person, such notification to be given by letter or by telegram addressed to the Portfolio, 6 St. James Avenue, 9th Floor, Boston, Massachusetts 02116, with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017, Attention: Robert M. Kaner, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to so notify the Portfolio of any such action shall not relieve the Portfolio from any liability except to the extent the Portfolio shall have been prejudiced by such failure or from any liability that the Portfolio may have to the Covered Person against whom such action is brought by reason of any such untrue statement or omission, otherwise than on account of the Portfolio's indemnity agreement contained in this paragraph. The Portfolio will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel of good standing chosen by the Portfolio and approved by SBDS, which approval shall not be unreasonably withheld. In the event the Portfolio elects to assume the defense of any such suit and retain counsel of good standing approved by SBDS, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Portfolio does not elect to assume the defense of any such suit, or in case SBDS reasonably does not approve of counsel chosen by the Portfolio, the Portfolio will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by SBDS or the Covered Persons. The Portfolio's indemnification agreement contained in this paragraph and the Portfolio's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Portfolio Shares. This agreement of indemnity will inure


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exclusively to Covered  Persons and their  successors.  The Portfolio  agrees to notify SBDS promptly of the commencement of any litigation or proceedings against the Portfolio or any of its officers or Trustees in connection with the issue and sale of any Portfolio Shares.

          1.7 SBDS agrees to indemnify, defend and hold the Portfolio, its several officers and trustees, and any person who controls the Portfolio within the meaning of Section 15 of the 1933 Act or Section 20, of the 1934 Act (for purposes of this paragraph 1.7, collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act or common law or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on any untrue statement of a material fact contained in information furnished in writing by SBDS in its capacity as Exclusive Placement Agent to the Portfolio for use in the answers to any of the items of any registration statement or in any statements in any other Offering Material or shall arise out of or be based on any omission to state a material fact in connection with such information furnished in writing by SBDS to the Portfolio required to be stated in such answers or necessary to make such information not misleading. SBDS shall be notified of any action brought against a Covered Person, such notification to be given by letter or telegram addressed to SBDS at 6 St. James Avenue, Suite 900, Boston, MA 02116, Attention: Secretary, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. SBDS shall have the right of first control of the defense of the action with counsel of its own choosing satisfactory to the Portfolio if such action is based solely on such alleged misstatement or omission on SBDS's part, and in any other event each Covered Person shall have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify SBDS of any such action shall not relieve SBDS from any liability except to the extent the Portfolio shall have been prejudiced by such failure, or from any liability that SBDS may have to Covered Persons by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of SBDS's indemnity agreement contained in this paragraph.

          1.8 No Portfolio Interests shall be offered by either SBDS or the Portfolio under any of the provisions of this Agreement and no orders for the purchase or sale of Portfolio Interests hereunder shall be accepted by the Portfolio if and so long as the effectiveness of the registration statement or any


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necessary amendments thereto shall be suspended under any of the provisions of the 1940 Act; provided, however, that nothing contained in this paragraph shall in any way restrict or have an application to or bearing on the Portfolio's obligation to redeem Portfolio Interests from any investor in accordance with the provisions of the Portfolio's registration statement or Declaration of Trust, as amended from time to time.

          1.9 The Portfolio agrees to advise SBDS as soon as reasonably practical by a notice in writing delivered to SBDS or its counsel:

                  (a) of any request by the Commission for amendments to the registration statement then in effect or for additional information;

                  (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement then in effect or the initiation by service of process on the Portfolio of any proceeding for that purpose;

                  (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement then in effect or that requires the making of a change in such registration statement in order to make the statements therein not misleading; and

                  (d) of all action of the Commission with respect to any amendment to any registration statement that may from time to time be filed with the Commission.

          For purposes of this paragraph 1.9, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

          1.10 SBDS agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Portfolio all records and other information not otherwise publicly available relative to the Portfolio and its prior, present or potential investors and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Portfolio, which approval shall not be unreasonably withheld and may not be withheld where SBDS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Portfolio.



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          1.11 In addition to SBDS's duties as Exclusive Placement Agent, the
Portfolio understands that SBDS may, in its discretion, perform additional functions in connection with transactions in Portfolio Interests.

          The processing of Portfolio Interest transactions may include, but is not limited to, compilation of all transactions from SBDS's various offices; creation of a transaction tape and timely delivery of it to the Portfolio's transfer agent for processing; reconciliation of all transactions delivered to the Portfolio's transfer agent; and the recording and reporting of these transactions executed by the Portfolio's transfer agent in customer statements; rendering of periodic customer statements; and the reporting of IRS Form 1099 information at year end if required.

          SBDS may also provide other investor services, such as communicating with Portfolio investors and other functions in administering customer accounts for Portfolio investors.

          SBDS understands that these services may result in cost savings to the Portfolio or to the Portfolio's investment manager and neither the Portfolio nor the Portfolio's investment manager will compensate SBDS for all or a portion of the costs incurred in performing functions in connection with transactions in Portfolio Interests. Nothing herein is intended, nor shall be construed, as requiring SBDS to perform any of the foregoing functions.

          2. Term.

          This Agreement shall become effective on the date first above written and, unless sooner terminated as provided herein, shall continue until ________ __, 1997 and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by, (i) the Portfolio's Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act) of the Portfolio's outstanding voting securities, provided that in either event the continuance is also approved by the majority of the Portfolio's Trustees who are not interested persons (as defined in the 1940 Act) of the Portfolio and who have no direct or indirect financial interest in this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on not less than 60 days' notice, by the Board, by vote of a majority (as defined in the 1940 Act) of the Portfolio's outstanding voting securities, or by SBDS. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).



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          3. Representations and Warranties.

          SBDS and the Portfolio each hereby represents and warrants to the other that it has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that, with respect to it, this Agreement is legal, valid and binding, and enforceable in accordance with its terms.

          4. Concerning Applicable Provisions of Law, etc.

          This Agreement shall be subject to all applicable provisions of law, including the applicable provisions of the 1940 Act and to the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.

          The laws of the State of New York shall, except to the extent that any applicable provisions of Federal Law shall be controlling, govern the construction, validity and effect of this Agreement, without reference to principles of conflicts of law.

          The undersigned officer of the Portfolio has executed this Agreement not individually, but as President under the Portfolio's Declaration of Trust. The obligations of this Agreement are not binding upon any of the Trustees or investors of the Portfolio individually, but bind only the trust estate.

          If the contract set forth herein is acceptable to you, please so indicate by executing the enclosed copy of this



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Agreement and returning the same to the undersigned, whereupon this Agreement shall constitute a binding contract between the parties hereto effective at the closing of business on the date hereof.

                                   Yours very truly,

                                   EMERGING GROWTH PORTFOLIO


                                   By: _____________________
                                       President


Accepted:

SIGNATURE BROKER-DEALER SERVICES, INC.


By: _______________________
    Secretary